Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-240052 on Form S-3 and Registration Statement Nos. 333-226008 and 333-198119 on Form S-8 of Catalyst Pharmaceuticals, Inc. of our report dated April 10, 2023, relating to the financial statements of the FYCOMPA PRODUCT LINE OF EISAI CO., LTD. AND SUBSIDIARIES appearing in this Current Report on Form 8-K dated April 10, 2023.

/s/ Deloitte & Touche, LLP

Morristown, New Jersey

April 10, 2023